Exhibit 99.1

Global Telecom & Technology Reports Third Quarter 2012 Results

Revenue Increased 18% to $28.4 Million

Adjusted EBITDA Increased 45% to $3.7 Million

MCLEAN, Va.--(BUSINESS WIRE)--November 14, 2012--Global Telecom & Technology, Inc. (“GTT”), (OTCQB: GTLT), a global network operator delivering managed data services to enterprise, government and wholesale customers in over 80 countries worldwide, announced today financial results for the three and nine months ended September 30, 2012. Highlights include:

  Increased Revenue by 18.2 percent to $28.4 million in the third quarter as compared to $24.0 million for the third quarter 2011;
  Increased Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* by 44.8 percent to $3.7 million in the third quarter compared to $2.6 million in the third quarter of 2011; and
  Invested $1.5 million in network infrastructure upgrades to GTT’s global backbone network.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“GTT continued to post very strong top- and bottom-line growth during the third quarter,” said Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew 18 percent and Adjusted EBITDA grew 45 percent year-over-year. Additionally, we invested $1.5 million in our state-of-the-art global network to expand service availability and further increase the resiliency and redundancy in both our network fabric and Points of Presence.”

“We are also pleased that Layne Levine has joined GTT as Executive Vice President of Sales and Marketing. Layne is an accomplished and results-driven senior executive with more than 20 years of proven success in developing highly productive sales teams in the telecom industry. Layne will lead our efforts to expand enterprise sales in the U.S. market.”

GTT utilizes its own network assets, including private, optical long-haul networks and highly scalable IP networks, extended through network partners, to provide its customers worldwide with innovative connectivity solutions through its ‘Network as a Service’ proposition. These solutions include Ethernet transport, IP Transit, cloud connectivity, collaborative networking, and global peering. GTT continues to enhance both the breadth and the depth of its network footprint, and recently announced its intention to deploy in ten CoreSite data centers.

“GTT’s third quarter results demonstrate the successful execution of our growth strategy,” stated Michael R. Bauer, Chief Financial Officer. “Sequentially, Revenue grew 5 percent and Adjusted EBITDA grew 12 percent compared to the second quarter of this year. Our Adjusted EBITDA margin increased to just over 13 percent in the third quarter and our network expansion positions GTT for long-term profit growth.”

Conference Call Information

GTT will hold a conference call on Wednesday, November 14, 2012 at 10:00 a.m. Eastern Time to discuss its results for the three and nine months ended September 30, 2012. To participate in the live conference call, interested parties may dial +1.888.724.9496 or +1.913.312.0719 and enter passcode 1466546. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 1466546. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network operator delivering managed data services to enterprise, government and wholesale customers in over 80 countries worldwide. GTT provides customers with innovative connectivity solutions by utilizing our own network assets - linking over 100 Points of Presence across North America, Europe and Asia - and extending them through our 800 partners worldwide. Our Network as a Service proposition delivers flexible, reliable and scalable network infrastructure, capable of both public and secure private networking. We simplify network deployment by removing the complexity of multi-vendor solutions while offering the cost efficiencies of a single partner. For over 14 years GTT has provided world class project management, rapid service implementation and global 24/7 end-to-end solution monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf and Denver. For more information visit the GTT website at www.gt-t.net.

Global Telecom & Technology, Inc. (OTCQB: GTLT) trades on OTC Markets - the world’s largest Open, Transparent and Connected financial marketplace platform. Investors can find Real-Time quotes and market information for the Company on www.otcmarkets.com.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue:
Telecommunications services sold	$28,412	$24,035	$80,293	$65,639

Operating expenses:
Cost of telecommunications services provided	19,982	16,972	56,491	46,164
Selling, general and administrative expenses	4,871	4,641	14,558	13,719
Restructuring costs, employee termination and other items	-	-	701	958
Depreciation and amortization	2,202	1,160	4,930	2,725

Total operating expenses	27,055	22,773	76,680	63,566

Operating income	1,357	1,262	3,613	2,073

Other income (expense):
Interest expense, net	(1,336)	(803)	(3,341)	(1,579)
Other income (expense), net	(300)	5	(1,040)	(77)
Total other income (expense)	(1,636)	(798)	(4,381)	(1,656)

Income (loss) before income taxes	(279)	464	(768)	417

Provision for income taxes	219	21	479	89

Net income (loss)	$(498)	$443	$(1,247)	$328

Earnings (loss) per share:
Basic	$(0.03)	$0.02	$(0.07)	$0.02
Diluted	$(0.03)	$0.02	$(0.07)	$0.02

Weighted average shares:
Basic	19,014,825	18,717,614	18,916,658	18,549,996
Diluted	19,014,825	18,952,606	18,916,658	18,771,319

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,261	$3,249
Accounts receivable, net of allowances of $1,275 and $1,516, respectively	11,675	10,855
Deferred contract costs	1,670	1,831
Prepaid expenses and other current assets	1,204	2,197
Total current assets	18,810	18,132
Property and equipment, net	6,147	3,262
Intangible assets, net	22,413	11,828
Other assets	2,645	4,153
Goodwill	49,453	40,950
Total assets	$99,468	$78,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,710	$16,457
Accrued expenses and other current liabilities	10,919	8,325
Short-term debt	7,262	6,677
Deferred revenue	6,710	6,157
Total current liabilities	39,601	37,616
Long-term debt	36,455	21,312
Deferred revenue	264	265
Other long-term liabilities	6,029	1,001
Total liabilities	82,349	60,194

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 19,028,065 and 18,674,860 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	62,886	62,442
Accumulated deficit	(45,121)	(43,874)
Accumulated other comprehensive loss	(648)	(439)
Total stockholders' equity	17,119	18,131
Total liabilities and stockholders' equity	$99,468	$78,325

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating income	$1,357	$1,262	$3,613	$2,073
Depreciation and amortization	2,202	1,160	4,930	2,725
Restructuring costs, employee termination and other items	-	-	701	958
Non-cash compensation	148	138	440	455
Adjusted EBITDA	$3,707	$2,560	$9,684	$6,211

CONTACT:
GTT Media:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
GTT Investor Relations:
Nazir Rostom, 1-703-442-5586
nazir.rostom@gt-t.net